[LETTERHEAD OF RALPH E. DAVIS ASSOCIATES, INC.]

                                   CONSENT OF
                        RALPH E. DAVIS ASSOCIATES, INC.

      We hereby consent to the inclusion of the Ralph E. Davis Reserve report dated November 4, 2004, prepared for Cadence Resources Corporation, in the Amendment to the SB-2 Registration Statement.

Houston, Texas
February 4, 2005

                                                 RALPH E. DAVIS ASSOCIATES, INC.


                                                 /s/ Allen C. Barron
                                                 -------------------------------
                                                 Allen C. Barron, P.E.
                                                 President